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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Post-Effective Amendment No. 15 to the Registration Statement on Form N-4, No. 333-139762 of Wells Fargo Advantage(R) Builder Variable Annuity of our report dated February 24, 2012 relating to the financial statements of RiverSource Life Insurance Company and to the use of our report dated April 20, 2012 with respect to the financial statements of RiverSource Variable Annuity Account, which appear in such Registration Statement. We also consent to the reference to us as experts under the heading "Independent Registered Public Accounting Firm" in such Registration Statement.

                                                  /s/ PricewaterhouseCoopers LLP

Minneapolis, Minnesota
April 20, 2012